Exhibit 99.1

Cognex Reports Record Fourth Quarter and Full Year Results for 2018

NATICK, Mass.--(BUSINESS WIRE)--February 14, 2019--Cognex Corporation (NASDAQ: CGNX) today announced financial results for 2018. Table 1 below shows selected financial data for Q4-18 compared with Q4-17 and Q3-18, and the year ended December 31, 2018 compared with the year ended December 31, 2017. Earnings per share for all periods presented reflect the two-for-one stock split paid on December 1, 2017.

Table 1

	Revenue	Income/(loss) from Continuing Operations	Income/(loss) per share from Continuing Operations	Non-GAAP Income/(loss) per share from Continuing Operations*
Quarterly Comparisons
Current quarter: Q4-18	$193,286,000	$45,418,000	$0.26	$0.26
Prior year’s quarter: Q4-17	$182,922,000	($27,747,000)	($0.16)	$0.24
Change: Q4-17 to Q4-18	6%	**	**	8%
Prior quarter: Q3-18	$232,221,000	$80,436,000	$0.45	$0.39
Change: Q3-18 to Q4-18	(17%)	(44%)	(42%)	(33%)
Yearly Comparisons
Year ended 12/31/2018	$806,338,000	$219,267,000	$1.24	$1.13
Year ended 12/31/2017	$766,083,000	$176,712,000	$0.98	$1.22
Change: 2017 to 2018	5%	24%	27%	(7%)

* Non-GAAP income/(loss) per share from continuing operations excludes tax adjustments. A reconciliation from GAAP to Non-GAAP is shown in Exhibit 2 of this news release.

**Not meaningful.

“For the third year in a row, Cognex reported record revenue, record net income, and record earnings per share, all from continuing operations,” said Dr. Robert J. Shillman, Chairman of Cognex. “Normally, I would say that I am very pleased with this achievement, but our success was partly due to a one-time charge to tax expense in Q4-17 related to the Tax Cuts and Jobs Act. Nevertheless, we were highly profitable in both 2017 and 2018, reporting an operating margin of 27% or more for each of those years.”

“We are reporting our ninth consecutive year of revenue growth following an exceptional growth year in 2017,” said Robert J. Willett, Chief Executive Officer of Cognex. “We performed well across most end markets. An exception was consumer electronics—our largest industry vertical—where a few large customers in OLED display and smartphone manufacturing scaled back their spending on machine vision after making substantial investments in 2017. Putting those customers aside, revenue from the rest of our business grew by 18% year-on-year.”

Mr. Willett continued, “As we enter 2019, lower spending by our customers in China continues to slow our growth rate as it did at the end of 2018. Similar effects are now evident in other markets that we serve, most noticeably in the automotive sector in the Americas.”

Summary of the Year

For 2018, Cognex reported record revenue, net income, and earnings per share, all from continuing operations. The company performed well in multiple end markets, including logistics, which grew by more than 50% year-on-year and generated more than $100 million of annual revenue. Consistent with the company’s belief that investing for the future remains key to its ongoing success, Cognex invested a record $116 million, or 14% of revenue, in engineering during 2018, marking the company’s ninth consecutive year of RD&E growth. Cognex also continued to expand its world-wide sales force and to make strategic IT and infrastructure investments which included the implementation of an SAP® Enterprise Resource Planning system.

Details of the Quarter

Statement of Operations Highlights – Fourth Quarter of 2018

  Revenue for Q4-18 increased 6% from Q4-17 and declined 17% from Q3-18. Revenue from multiple end markets grew year-on-year, led by logistics. An exception was consumer electronics, where revenue declined in 2018 after substantial growth in 2017. The decrease in revenue in Q4-18 on a sequential basis reflected a high concentration of large orders from customers in the consumer electronics market in Q3-18.
  Gross margin was 73% for Q4-18 compared with 75% for Q3-18 and 76% for Q4-17. The decrease was primarily due to revenue mix, with a higher percentage of revenue coming from application-specific solutions for logistics customers in Q4-18.
  Research, Development & Engineering (RD&E) expenses increased 7% from Q4-17 and decreased 3% from Q3-18. The year-on-year increase in RD&E reflects Cognex’s investment in engineering resources and employee-related costs for new product development. The sequential decrease in RD&E reflects the timing of product development efforts related to large opportunities in consumer electronics.
  Selling, General & Administrative (SG&A) expenses increased 10% from Q4-17 and increased 1% from Q3-18. SG&A increased year-on-year due to investments in sales resources.
  The effective tax rate was 7% in Q4-18, 153% in Q4-17, and 1% in Q3-18. Excluding all discrete tax events, the rate was 8%, 18% and 16% in Q4-18, Q4-17, and Q3-18, respectively (tax adjustments are summarized in Exhibit 2). The tax rate decreased year-on-year primarily due to a lower U.S. federal statutory corporate tax rate resulting from the Tax Cuts and Jobs Act of 2017. The tax rate decreased on a sequential basis primarily due to more of the company’s profits in 2018 being earned and taxed in lower-tax jurisdictions.

Balance Sheet Highlights – December 31, 2018

  Cognex’s financial position as of December 31, 2018, continued to be very strong, with $798 million in cash and investments and no debt. Cash and investments decreased by $30 million from the end of 2017, the net result of $204 million spent to repurchase Cognex’s common stock, $37 million paid for capital expenditures, and $32 million in dividends paid to shareholders. This cash outlay was offset by $223 million in cash generated from operations and $27 million in cash received from the exercise of employee stock options.
  Inventory increased by $15 million, or 23%, from the end of 2017, to ensure an adequate supply of Cognex products and promote customer loyalty.

Financial Outlook – Q1 2019

  Revenue for Q1-19 is expected to be between $165 million and $175 million, which, at the mid-point, is essentially flat year-on-year due primarily to lower spending by customers in China and the automotive sector in the Americas.
  The company expects gross margin to be in the mid-70% range, similar to the gross margin reported for Q4-18.
  Operating expenses are expected to increase slightly on a sequential basis.
  The effective tax rate is expected to be 15% before discrete tax items.

Non-GAAP Financial Measures

Exhibit 2 of this news release includes a reconciliation of certain financial measures from GAAP to non-GAAP. Cognex believes these non-GAAP financial measures are helpful because they allow investors to more accurately compare Cognex results over multiple periods using the same methodology that management employs in its budgeting process and in its review of Cognex’s operating results. Non-GAAP presentations exclude the following: (1) stock option expense for calculating non-GAAP adjusted operating income and net income from continuing operations (because these expenses have no current effect on cash or the future uses of cash, and they fluctuate as a result of changes in Cognex’s stock price), and (2) certain one-time discrete events, such as tax adjustments. Cognex does not intend for non-GAAP financial measures to be considered in isolation, or as a substitute for financial information provided in accordance with GAAP.

The tax effect of items identified in the reconciliation is estimated by applying the effective tax rate to the pre-tax amount. However, if a specific tax rate or tax treatment is required because of the nature of the item and/or the tax jurisdiction where the item was recorded, the tax effect is estimated by applying the relevant specific tax rate or tax treatment, rather than the effective tax rate.

Analyst Conference Call and Simultaneous Webcast

  Cognex will host a conference call today at 5:00 p.m. Eastern Time (ET). The telephone number is (877) 704-4573 (or (201) 389-0911 if outside the United States). A replay will begin at 8:00 p.m. ET today and will be available until 11:59 p.m. ET on Sunday, February 17, 2019. The telephone number for the replay is (877) 660-6853 or (201) 612-7415 if outside the United States). The access code for both the live call and the replay is 13686219.
  Internet users can listen to a real-time audio broadcast of the conference call or an archived recording on the Cognex Investor Relations website: http://www.cognex.com/Investor.

About Cognex Corporation

Cognex Corporation designs, develops, manufactures and markets a wide range of image-based products, all of which use artificial intelligence (AI) techniques that give them the human-like ability to make decisions on what they see. Cognex products include machine vision systems, machine vision sensors and barcode readers that are used in factories and distribution centers around the world where they eliminate production and shipping errors.

Cognex is the world's leader in the machine vision industry, having shipped more than 2 million vision-based products, representing over $6 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe and Asia. For details visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These forward-looking statements, which include statements regarding business and market trends, future financial performance, customer order rates and the timing of related revenue, future product mix, research and development activities, investments, strategic plans, dividends, stock repurchases, and tax matters, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) the loss of a large customer; (2) current and future conditions in the global economy, including the imposition of tariffs or export controls; (3) the reliance on revenue from the consumer electronics or automotive industries; (4) the inability to penetrate new markets; (5) the inability to achieve significant international revenue; (6) fluctuations in foreign currency exchange rates and the use of derivative instruments; (7) information security breaches or business system disruptions; (8) the inability to attract and retain skilled employees; (9) the failure to effectively manage our growth; (10) the reliance upon key suppliers to manufacture and deliver critical components for our products; (11) the failure to effectively manage product transitions or accurately forecast customer demand; (12) the inability to design and manufacture high-quality products; (13) the technological obsolescence of current products and the inability to develop new products; (14) the failure to properly manage the distribution of products and services; (15) the inability to protect our proprietary technology and intellectual property; (16) our involvement in time-consuming and costly litigation; (16) the impact of competitive pressures; (17) the challenges in integrating and achieving expected results from acquired businesses; (18) potential impairment charges with respect to our investments or for acquired intangible assets or goodwill; (19) exposure to additional tax liabilities; and (20) the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2018. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Exhibit 1

COGNEX CORPORATION Statements of Operations (Unaudited) Dollars in thousands, except per share amounts

	Three-months Ended			Twelve-months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Revenue	$193,286	$232,221	$182,922	$806,338	$766,083
Cost of revenue (1)	52,825	58,860	44,532	206,052	187,289
Gross margin	140,461	173,361	138,390	600,286	578,794
Percentage of revenue	73%	75%	76%	74%	76%
Research, development, and engineering expenses (1)	28,781	29,700	26,980	116,445	99,205
Percentage of revenue	15%	13%	15%	14%	13%
Selling, general, and administrative expenses (1)	66,433	65,817	60,635	262,699	220,728
Percentage of revenue	34%	28%	33%	33%	29%
Operating income	45,247	77,844	50,775	221,142	258,861
Percentage of revenue	23%	34%	28%	27%	34%
Foreign currency gain (loss)	(356)	(379)	(1,027)	(1,064)	(1,601)
Investment and other income	3,858	3,808	2,923	14,496	9,204
Income before income tax expense	48,749	81,273	52,671	234,574	266,464
Income tax expense	3,331	837	80,418	15,307	89,752
Net income (loss)	$45,418	$80,436	$(27,747)	$219,267	$176,712
Percentage of revenue	23%	35%	(15)%	27%	23%

Net income (loss) per weighted-average common and common-equivalent share (2):
Basic	$0.26	$0.47	$(0.16)	$1.27	$1.02
Diluted	$0.26	$0.45	$(0.16)	$1.24	$0.98

Weighted-average common and common-equivalent shares outstanding (2):
Basic	171,501	172,189	173,397	172,333	173,287
Diluted	175,527	177,245	173,397	177,406	179,551

Cash dividends per common share (2)	$0.0500	$0.0450	$0.0450	$0.1850	$0.1675
Cash and investments per common share (2)	$4.67	$4.70	$4.77	$4.67	$4.77
Book value per common share (2)	$6.65	$6.68	$6.31	$6.65	$6.31

(1) Amounts include stock option expense, as follows:
Cost of revenue	$549	$544	$477	$2,447	$1,881
Research, development, and engineering	3,412	3,197	2,932	14,578	11,022
Selling, general, and administrative	5,790	5,402	5,178	24,065	19,039
Total stock option expense	$9,751	$9,143	$8,587	$41,090	$31,942

(2) Prior periods share and per share amounts have been adjusted to reflect the 2-for-1 stock split of the Company's common stock that occurred in the fourth quarter of 2017.

Exhibit 2

COGNEX CORPORATION Reconciliation of Selected Items from GAAP to Non-GAAP (Unaudited) Dollars in thousands, except per share amounts

	Three-months Ended			Twelve-months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Adjustment for stock option expense and tax benefit for stock option exercises
Operating income (GAAP)	$45,247	$77,844	$50,775	$221,142	$258,861
Stock option expense	9,751	9,143	8,587	41,090	31,942
Operating income (Non-GAAP)	$54,998	$86,987	$59,362	$262,232	$290,803
Percentage of revenue (Non-GAAP)	28%	37%	32%	33%	38%

Net income (loss) (GAAP)	$45,418	$80,436	$(27,747)	$219,267	$176,712
Stock option expense	9,751	9,143	8,587	41,090	31,942
Tax effect on stock option expense	(1,709)	(1,654)	(2,812)	(7,317)	(10,473)
Discrete tax benefit related to employee stock option exercises	(88)	(2,811)	(10,995)	(8,488)	(38,569)
Net income (loss) (Non-GAAP)	$53,372	$85,114	$(32,967)	$244,552	$159,612
Percentage of revenue (Non-GAAP)	28%	37%	(18)%	30%	21%

Net income (loss) per diluted weighted-average common and common-equivalent share (GAAP) (1)	$0.26	$0.45	$(0.16)	$1.24	$0.98
Share impact of non-GAAP adjustments identified above (1)	0.04	0.03	(0.03)	0.14	(0.09)
Net income (loss) per diluted weighted-average common and common-equivalent share (Non-GAAP) (1)	$0.30	$0.48	$(0.19)	$1.38	$0.89

Diluted weighted-average common and common-equivalent shares outstanding (GAAP) (1)	175,527	177,245	173,397	177,406	179,551

Exclusion of tax adjustments
Income before income tax expense (GAAP)	$48,749	$81,273	$52,671	$234,574	$266,464

Income tax expense (GAAP)	$3,331	$837	$80,418	$15,307	$89,752
Effective tax rate (GAAP)	7%	1%	153%	7%	34%

Tax adjustments:
Discrete tax benefit related to employee stock option exercises	(88)	(2,811)	(10,995)	(8,488)	(38,569)
Discrete tax benefit related to Tax Act	(89)	(7,699)	82,769	(7,788)	82,769
Other discrete tax events	(190)	(1,657)	(594)	(1,847)	(2,502)
Income tax expense excluding tax adjustments (Non-GAAP)	$3,698	$13,004	$9,238	$33,430	$48,054
Effective tax rate (Non-GAAP)	8%	16%	18%	14%	18%

Net income from continuing operations excluding tax adjustments (Non-GAAP)	$45,051	$68,269	$43,433	$201,144	$218,410
Percentage of revenue (Non-GAAP)	23%	29%	24%	25%	29%

Net income (loss) per diluted weighted-average common and common-equivalent share (GAAP) (1)	$0.26	$0.45	$(0.16)	$1.24	$0.98
Share impact of non-GAAP adjustments identified above (1)	—	(0.06)	0.40	(0.11)	0.24
Net income per diluted weighted-average common and common-equivalent share (Non-GAAP) (1)	$0.26	$0.39	$0.24	$1.13	$1.22

Diluted weighted-average common and common-equivalent shares outstanding (GAAP) (1) (2)	175,527	177,245	180,542	177,406	179,551

(1) Prior periods share and per share amounts have been adjusted to reflect the 2-for-1 stock split of the Company's common stock that occurred in the fourth quarter of 2017.
(2) For the fourth quarter of 2017, includes potential common stock equivalents of 7,145 that were excluded in the GAAP net loss per share calculation because they were anti-dilutive.

Exhibit 3

COGNEX CORPORATION Balance Sheets (Unaudited) Dollars in thousands

	December 31, 2018	December 31, 2017
Assets
Cash and investments	$797,599	$827,984
Accounts receivable	119,172	119,388
Unbilled revenue	8,312	7,454
Inventories	83,282	67,923
Property, plant, and equipment	91,396	78,048
Goodwill and intangible assets	123,321	126,397
Other assets	66,585	60,559

Total assets	$1,289,667	$1,287,753

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses	$76,450	$91,712
Deferred revenue and customer deposits	9,845	9,420
Income taxes	64,243	85,044
Other liabilities	3,866	5,904
Shareholders' equity	1,135,263	1,095,673

Total liabilities and shareholders' equity	$1,289,667	$1,287,753

Exhibit 4

COGNEX CORPORATION Restated Statements of Operations under ASC 606 "Revenue from Contracts with Customers" (Unaudited) Dollars in thousands

	Three-months Ended
	April 2, 2017	July 2, 2017	October 1, 2017	December 31, 2017

Revenue	$139,039	$178,080	$266,042	$182,922
Cost of revenue	32,532	42,164	68,061	44,532
Gross margin	106,507	135,916	197,981	138,390
Percentage of revenue	77%	76%	74%	76%
Research, development, and engineering expenses	22,770	23,377	26,078	26,980
Percentage of revenue	16%	13%	10%	15%
Selling, general, and administrative expenses	46,521	52,518	61,054	60,635
Percentage of revenue	33%	29%	23%	33%
Operating income	37,216	60,021	110,849	50,775
Percentage of revenue	27%	34%	42%	28%
Foreign currency gain (loss)	(263)	(184)	(127)	(1,027)
Investment and other income	2,282	1,969	2,030	2,923
Income before income tax expense	39,235	61,806	112,752	52,671
Income tax expense (benefit)	(6,236)	5,311	10,259	80,418
Net income (loss)	$45,471	$56,495	$102,493	$(27,747)
Percentage of revenue	33%	32%	39%	(15)%

Net income (loss) per weighted-average common and common-equivalent share (1):
Basic	$0.26	$0.33	$0.59	$(0.16)
Diluted	$0.25	$0.32	$0.57	$(0.16)

Weighted-average common and common-equivalent shares outstanding (1):
Basic	172,646	173,278	173,234	173,397
Diluted	178,354	179,228	179,354	173,397

(1) Prior periods share and per share amounts have been adjusted to reflect the 2-for-1 stock split of the Company's common stock that occurred in the fourth quarter of 2017.

Adjustments to certain financial data as a result of the implementation of ASC 606 "Revenue from Contracts with Customers on Jan.1 2018"

	Three-months Ended
	April 2, 2017	July 2, 2017	October 1, 2017	December 31, 2017

Revenue as reported	$134,942	$172,904	$259,739	$180,365
Adjustments to revenue	4,097	5,176	6,303	2,557
Revenue as restated	$139,039	$178,080	$266,042	$182,922

Cost of revenue as reported	28,225	37,471	62,360	40,642
Adjustments to cost of revenue	4,307	4,693	5,701	3,890
Cost of revenue as restated	$32,532	$42,164	$68,061	$44,532

Gross margin as reported	$106,717	$135,433	$197,379	$139,723
Adjustments to gross margin	(210)	483	602	(1,333)
Gross margin as restated	$106,507	135,916	$197,981	$138,390

Gross margin percentage as reported	79%	78%	76%	77%
Adjustments to gross margin percentage	(2)%	(2)%	(2)%	(1)%
Gross margin percentage as restated	77%	76%	74%	76%

Operating income as reported	$37,426	$59,538	$110,247	$52,108
Adjustments to operating income	(210)	483	602	(1,333)
Operating income as restated	$37,216	$60,021	$110,849	$50,775

Operating margin as reported	28%	34%	42%	29%
Adjustments to operating margin	(1)%	—%	—%	(1)%
Operating margin as restated	27%	34%	42%	28%

CONTACT:
Susan Conway
Senior Director of Investor Relations
Cognex Corporation
Phone: (508) 650-3353, Email: susan.conway@cognex.com